Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-08837, 333-33231, 333-36071, 333-57488, 333-90104, 333-116341, 33-84116, 33,84118, 33-84120, 33-84122 and 33-84124), S-3 (File Nos. 333-77399, 333-90102, 333-58110, 333-116342, and 33-70618) and S-3/A (File Nos. 333-58110 and 333-116342) of Gateway, Inc. of our report dated January 30, 2004, except for Note 12 which is as of December 15, 2004 relating to the financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

December 15, 2004